UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2011
CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2011 - 2013 Bonus Plan
On March 2, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cheniere Energy, Inc. (the “Company”) approved the 2011 - 2013 Bonus Plan. The 2011 - 2013 Bonus Plan includes (i) the “CQP Plan” to pay bonuses for Sabine Pass LNG, L.P. (“Sabine Pass LNG”) operators, technicians and supporting roles who have been seconded to Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of the Company and the general partner of Cheniere Energy Partners, L.P., and (ii) the “Corporate Plan” to pay bonuses to the remainder of the Company's employees who fall outside of the secondment arrangement. All of the executive officers of the Company will participate in the Corporate Plan, which is designed to pay bonus awards that are tied to the achievement of operational and corporate goals, financial goals, and regulatory, engineering/construction and commercial goals related to the liquefaction project at the Sabine Pass LNG terminal (“Bonus Awards”). The Corporate Plan includes an Annual Cash Bonus Pool and a Long-Term Commercial Bonus Pool for each of the 2011, 2012 and 2013 performance years, as follows:
Annual Cash Bonus Pool. A bonus pool payable in cash (“Annual Cash Bonus Pool”) will be funded for each of the 2011, 2012 and 2013 performance years by the following: (i) achievement of operational and corporate goals; (ii) negotiation of engineering, procurement and construction (“EPC”) contracts, balance sheet optimization, and 12% of any gross margins generated from the Company's Short-Term Commercial Activity (as defined below); and (iii) any other appropriate milestones achieved by the Company.
The achievement of the following operational and corporate goals will fund a base Annual Cash Bonus Pool equal to $5,000,000:

•	Meet operations and safety goals.

•	Manage the Company and its subsidiaries within 10% of the approved expenditure budgets.

•	Sign Memoranda of Understanding for 1.0 Bcf/d of bi-directional capacity at the Sabine Pass LNG terminal.

•	File all required permit authorizations to commence construction of the liquefaction project at the Sabine Pass LNG terminal.
The achievement of the following goals will increase the Annual Cash Bonus Pool up to an aggregate target of $10,000,000:

•	Negotiate a fixed price EPC contract for construction of the liquefaction project at the Sabine Pass LNG terminal.

•	Develop a plan to address debt maturities.

•
Generate gross margins from the Company's contracts with a term of less than four years (“Short-Term Commercial Activity”), which will increase the Annual Cash Bonus Pool by an amount equal to 12% of such gross margins. Gross margins are earnings minus direct costs, and will fund the Annual Cash Bonus Pool only to the extent credited to each of the applicable 2011, 2012 or 2013 fiscal years.

•	Any other appropriate milestones achieved by the Company.
The Annual Cash Bonus Pool may also be increased above the $10,000,000 target based on additional Short-Term Commercial Activity and any other appropriate milestones achieved by the Company. The determination and payment of the Annual Cash Bonus Pool will be made no later than February 28 of the year following each performance year, provided that the participant is an employee of the Company as of such payment date.

Long-Term Commercial Bonus Pool. During the 2011, 2012 and 2013 performance years, a Long-Term Commercial Bonus Pool will be determined by the Compensation Committee following the Company entering into a Long-Term Commercial Contract (as defined below). The Long-Term Commercial Bonus Pool will equal 11% of Margins (as defined below) generated from any contract entered into by the Company with a term of four years or more (“Long-Term Commercial Contract”). “Margins” equal the present value of expected cash receipts less: (i) expected direct costs; (ii) expected interest payments on any liquefaction project debt; and (iii) expected cash payments to third-party equity holders. A 15% discount rate will be applied in years four and beyond.
The payment of the Long-Term Commercial Bonus Pool may be made in a combination of up to a maximum of 25% of the pool in cash (“Long-Term Commercial Cash Award”) and the remainder of the pool in equity (“Long-Term Commercial Equity Award”), as determined by the Compensation Committee.

•
Long-Term Commercial Cash Award: The Long-Term Commercial Cash Award will be granted within 30 days of obtaining financing commitments to construct the liquefaction project at the Sabine Pass LNG terminal and will vest in five annual installments. The first installment will vest and be paid immediately upon commencement of the construction of the liquefaction project (“Initial Cash Vesting Date”). The second, third, fourth and fifth installments will vest and be paid on the first, second, third and fourth anniversaries, respectively, of the Initial Cash Vesting Date.

•
Long-Term Commercial Equity Award: The total number of shares to be granted to the participants will be determined by dividing the equity portion of the Long-Term Commercial Bonus Pool by the average closing price of the Company's common stock as reported on the NYSE Amex Equities for the 30 calendar days immediately following the fifth trading day after the public announcement of the contract. The Long-Term Commercial Equity Award will be granted in the form of restricted stock of the Company within 30 days of obtaining financing commitments to construct the liquefaction project at the Sabine Pass LNG terminal and will vest in five annual installments. The first installment will vest immediately upon commencement of construction of the liquefaction project (“Initial Equity Vesting Date”). The second, third, fourth and fifth installments will vest on the first, second, third and fourth anniversaries, respectively, of the Initial Equity Vesting Date.

Except as set forth below, a participant shall forfeit any unvested portion of his or her Long-Term Commercial Cash Award or Long-Term Commercial Equity Award if the participant's employment with the Company terminates for any reason prior to the applicable vesting dates.
Any unvested portion of the Bonus Awards shall become immediately vested and payable to the participant (or the beneficiary in the case of the participant's death) if (i) the Company terminates the participant's employment without Cause or the participant terminates his or her employment for Good Reason, or (ii) the participant dies or incurs a Disability or a Change of Control occurs before the Bonus Awards are fully vested (with each of these terms as defined in the 2003 Plan, any successor plan of the 2003 Plan, or as otherwise modified to comply with the applicable requirements of Section 409A of the Code).

In the event the Company does not have a sufficient number of shares under the 2003 Plan at the time of grant, then the Company may settle the unfunded equity portion with cash or other awards pursuant to any successor plan of the 2003 Plan, subject to stockholder approval of such successor plan. The Company may not pay more than $20,000,000 in cash to all participants in the aggregate for any performance year. The Company has the right to take any action as may be necessary or appropriate to satisfy any federal, state, local or any other tax withholding obligations as it determines are necessary at the time payments of the Bonus Awards are made. Participants are responsible for any tax consequences as a result of participation in the Corporate Plan.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits (filed herewith)

Exhibit
Number     Description
10.1*            Cheniere Energy, Inc. 2011 - 2013 Bonus Plan
_______
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.
By:	/s/ MEG A. GENTLE
Name:	Meg A. Gentle
Title:	Senior Vice President and Chief Financial Officer
Date:	March 8, 2011

EXHIBIT INDEX

Exhibit
Number     Description
10.1*            Cheniere Energy, Inc. 2011 - 2013 Bonus Plan
_______
*Filed herewith.